Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION STOCKHOLDERS APPROVE

MERGER WITH GREAT ELM CAPITAL CORPORATION

- Transaction Expected to Close in Early November 2016 -

GREENWICH, CONNECTICUT – October 31, 2016 – Full Circle Capital Corporation (“Full Circle”, NASDAQ: FULL) today announced that its stockholders have approved its merger (the "Merger") with Great Elm Capital Corporation (“Great Elm”). Approximately 84% of the votes cast by Full Circle’s stockholders were in favor of the Merger. The Merger is expected to become effective on November 3, 2016.

“We are excited to enter into this next chapter and thank Full Circle stockholders for their considerable support for the merger,” said Peter A. Reed, Chief Executive Officer of Great Elm. “We are ready to utilize our significant experience in middle market credit investing as we seek to generate both capital appreciation and interest income over the long-term and to deliver a sustainable regular distribution to our stockholders.”

“We want to thank our stockholders for their support, and we look forward to completing the merger with Great Elm,” said Gregg J. Felton, Chief Executive Officer of Full Circle.

When the Merger becomes effective, Full Circle’s stockholders will be entitled to receive a special cash distribution of $0.24 per share, and each outstanding share of Full Circle common stock will be converted into the right to receive 0.2219 of a share of Great Elm common stock. Great Elm intends to begin making monthly distributions to its stockholders beginning in the second full calendar month after the completion of the Merger. Following the Merger, Great Elm’s shares of common stock will trade on NASDAQ under the ticker symbol “GECC”.

Houlihan Lokey served as exclusive financial advisor to the special committee of Full Circle’s board of directors. Clifford Chance US LLP advised the special committee, and Sutherland Asbill & Brennan LLP is counsel to Full Circle.

Skadden, Arps, Slate, Meagher & Flom LLP, Schulte Roth & Zabel LLP and Akin Gump Strauss Hauer & Feld LLP are legal counsel for the acquisition group.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. For additional information visit Full Circle’s website www.fccapital.com.

About MAST Capital Management

Founded in 2002, MAST Capital Management, LLC ("MAST") is an SEC-registered investment adviser that specializes in event-driven and credit investments, focusing predominantly on middle market opportunities. Currently, MAST manages and sub-advises approximately $900 million for sophisticated institutional and family office investors globally. The Boston-based firm is employee-owned with a minority stake held by Dyal Capital Partners, a subsidiary of Neuberger Berman.

About Great Elm Capital Group, Inc.

Great Elm Capital Group ("GECG") is a NASDAQ listed holding company headquartered in Boston, Massachusetts.  Additional information about GECG is available on its website at www.greatelmcap.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and the business of the combined company including statements regarding the expected timetable for completing the Merger, benefits of the transaction, statements regarding the combined company, its investment plans, policies and expected results and any other statements regarding Full Circle’s, MAST’s, GECG's and the combined company’s expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "target," "opportunity," "tentative," "positioning," "designed," "create," "seek," "would," "could", "potential," "continue," "ongoing," "upside," "increases," and "potential," and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the failure to receive, on a timely basis or otherwise, the required approvals by Full Circle and Full Circle’s stockholders, governmental or regulatory agencies and third parties; the combined company’s ability to achieve the synergies, recurring net investment income and value creation contemplated by the proposed transactions; uncertainty as to whether the combined company will be able to perform as well as funds managed by MAST; uncertainty as to the integration, prospects, distributions and investment performance of the combined company; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the Merger; the impact of legislative, regulatory and competitive changes; and the diversion of management time on transaction-related issues. There can be no assurance that the Merger will in fact be consummated. Additional information concerning these and other factors can be found in Great Elm's registration statement and proxy/prospectus as well as in Full Circle’s and GECG’s respective filings with the SEC, including GECG's (filed as Unwired Planet’s) April 2016 proxy statement. Each of Full Circle, MAST, GECG and Great Elm assume no obligation to, and expressly disclaim any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Full Circle Company Contact:	Full Circle IR Contacts:
Gregg J. Felton, President and Chief Executive Officer	Garrett Edson/Brad Cohen
Michael J. Sell, Chief Financial Officer, Treasurer and Secretary	ICR, LLC
Full Circle Capital Corporation	(203) 682-8200
(203) 900-2100
info@fccapital.com

MAST Capital/Great Elm Capital Group, Inc. Contact:

Meaghan K. Mahoney, Partner

MAST Capital Management, LLC

(617) 375-3000

investorrelations@mastcapllc.com

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